UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2007

SCIELE PHARMA, INC.
(Exact name of registrant as specified in charter)

Delaware	000-30123	58-2004779
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Concourse Parkway
Atlanta, Georgia  30328
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (770) 442-9707

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01       Entry into a Material Agreement

On June 12, 2007, Sciele Pharma, Inc. (“Sciele”) consummated its acquisition of Alliant Pharmaceuticals, Inc. (“Alliant”) pursuant to the previously announced agreement and plan of merger.  Under the terms of the agreement, which was also amended on June 12, 2007, Sciele paid  $109,750,000 million in cash for Alliant, which included approximately $14 million in indebtedness that was paid at closing.  Under the terms of the agreement, Sciele may make potential additional payments of up to $62.5 million based on meeting certain profit targets and product development targets for Alliant’s products.

Item 9.01       Financial Statements and Exhibits

10.1         First Amendment to Agreement and Plan of Merger dated June 12, 2007

99.1         Press release dated June 12, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIELE PHARMA, INC.
(Registrant)

By:	/s/ Darrell Borne
Name:	Darrell Borne
Title:	Executive Vice President, Chief Financial Officer, Secretary and Treasurer

Date: June 13, 2007